UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
Killbuck Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24147	34-1700284

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
165 North Main Street
Killbuck, Ohio 44637

(Address of principal executive offices)
Registrant’s telephone number, including area code: (330) 276-2771
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 27, 2010, Luther E. Proper delivered to the Company’s Board of Directors a notice of his pending retirement from his positions as the Company’s President and Chief Executive Officer, which retirement will take effect on March 21, 2011.
     Mr. Proper, 61, is resigning from his senior executive officer positions with the Company in order to spend more time with his family, but will continue to serve as a member of its Board of Directors following his retirement.
     The Board of Directors and Mr. Proper are currently discussing the option of having Mr. Proper continue to serve in a non-executive capacity for a limited period following his retirement to assist the Company’s transition into new senior executive leadership. No definitive arrangement in this respect has been finalized, but the Company’s Board and Mr. Proper are committed to working toward that end.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

Killbuck Bancshares, Inc.
Date: October 1, 2010	By:	/s/ Luther E. Proper
Luther E. Proper
President and Chief Executive Officer

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